Exhibit 10.145

*** Confidential Portion has been omitted pursuant to a request for confidential treatment by the Company to, and the material has been separately filed with, the SEC. Each omitted Confidential Portion is marked by three Asterisks.

CDMA BUILD-OUT AGREEMENT

CDMA BUILD-OUT AGREEMENT, dated as of October 30, 2007, between WirelessCo, L.P., a Delaware limited partnership (“Sprint”), Alaska DigiTel, LLC, an Alaska limited liability company (the “Company”) and, solely for purposes of guaranteeing the obligations of the Company under this Agreement in accordance with Section 9.22 of the Strategic Roaming Agreement, General Communication, Inc., an Alaska corporation (the “Company Guarantor”). Sprint and the Company are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.”

WHEREAS, in connection with the Strategic Roaming Agreement, the Company has agreed to construct and operate *** Systems in the Company SRA Market to provide *** roaming services to customers of Sprint in the Company SRA Market.

NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Strategic Roaming Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Strategic Roaming Agreement

Section 1.2     General. As used herein, the following terms have the following meanings:

(a)       “***” means the form of *** technology designed to support data transmission speeds up to ***, and evolutions of that technology, including without limitation *** and ***, utilizing the *** or ***.

(b)	“*** Agreement” is defined in Section 3.5.

(c)       “Agreement” means this CDMA Build-Out Agreement including all exhibits and schedules attached hereto, as the same may be amended, modified, supplemented or restated from time to time.

(d)	“Build-out Schedule” is defined in Section 2.1.

(e)       “***” means *** technology that combines *** and ***, and evolutions of that technology, including without limitation *** and ***, utilizing the *** or ***.

(f)	“*** SystemError! Bookmark not defined.” means a System that uses ***.

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(g)	“Company Indemnified Persons” is defined in Section 5.2.

(h)       “Company Systems” means *** Systems owned, operated or managed by the Company or its Affiliates.

(i)        “Confidential Information” means any information exchanged in connection with any of the Transaction Documents or the transactions contemplated thereby, concerning the business of either Party or its Affiliates whether received directly or indirectly from the other Party, its Affiliates or from a Party’s Customers, including, tangible, intangible, visual, electronic, written, or oral information, such as: (v) trade secrets, (w) financial information and pricing, (x) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, and (y) business information, such as operations, planning, marketing interests, and products, and (z) all information collected or developed by a Party regarding Customers (but only in their capacity as a Party’s Customers), including location-based information, all phone or other identification numbers issued to Customers, all electronic serial numbers, all Customers personalization information and all automatic number identification information and all information described in the FCC’s definition of “Customer Proprietary Network Information” as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).

(j)	“Continued Systems Breach” is defined in Section 2.7.
(k)	“Controlled Affiliates” is defined in Section 2.5(e).

(l)        “Covered Population” means and includes the population that resides within a particular region in the Company SRA Market where there is available signal transmitting at a level of ***dBm or greater.

(m)      “Covered Square Miles” means and includes the area within a particular region of the Company SRA Market where there is available signal transmitting at a level of ***dBm or greater.

(n)	“Dispute” is defined in Section 6.1.

(o)       “FCC Rules” means the Communications Act of 1934, as amended, 47 USC 151, et seq., and the rules and regulations established by the FCC pursuant thereto, as codified in Title 47 of the Code of Federal Regulations, as the same may be modified or amended from time to time hereafter, together with all orders and public notices of the FCC.

(p)       “Governmental Authority” means a national, state, provincial, county, city, local or other governmental or regulatory body or authority, whether domestic or foreign.

(q)	“Indemnified Party” is defined in Section 5.3.
(r)	“Indemnifying Party” is defined in Section 5.3.

(s)       “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

(t)	“*** Territory” means the *** Market identified in Schedule 1.2.
(u)	“*** Territory” means the *** Market identified in Schedule 1.2.
(v)	“Losses” is defined in Section 5.1.

(w)	“Overbuild Network” is defined in Section 2.5(a).
(x)	“Prior Committed Construction” is defined in Section 2.5(a).

(y)       “*** Technology” means *** technology designed ***, and evolutions of that technology ***, ***.

(z)	“Sprint” is defined in the preamble.
(aa)	“Sprint Indemnified Persons” is defined in Section 5.1.
(bb)	“Sprint Nextel” is defined in Section 2.5(a).

(cc)     “Sprint Systems” means *** Systems owned, operated or managed by Sprint, a Sprint Group Member, or the Sprint Network Affiliates.

(dd)     “Strategic Roaming Agreement” means the Strategic Roaming Agreement, dated as of the date of this Agreement, between Sprint and the Company, as amended, modified, supplemented or restated from time to time.

(ee)	“System” means a mobile wireless communications system.
(ff)	“*** Territory” means the *** Market identified in Schedule 1.2.
(gg)	“Updated Interface” is defined in 2.2(a)(i).

(hh)     “User Interface” means the process, functional commands, and look and feel by which a mobile wireless telecommunications service subscriber operates and utilizes the mobile wireless telecommunications services and service features provided by a System, including the sequence and detail of specific commands or service codes, the detailed operation and response of subscriber equipment to the sequence of keys pressed to effect subscriber equipment function, the response of subscriber equipment to the activation of these keys or signals or data from the System, the manner in which information is displayed on the screen of subscriber equipment, and the use of announcement tones and messages. The User Interface is described in Schedules 2.3 and 2.4 to this Agreement.

ARTICLE II

*** SYSTEMS

Section 2.1	Construction.

(a)       *** will construct, test and operate *** Systems in *** Market in accordance with the construction plans attached as Schedule 2.1(a) and the coverage map attached as Schedule 2.1(b) (together, the “*** Schedule”). *** will report to Sprint its performance regarding the critical milestones included in the *** Schedule on a monthly basis. *** will be deemed to have met the milestones in the *** Schedule and to have satisfied its obligations under this Section 2.1 if, and only if, *** Systems pass operational acceptance testing by *** in accordance with the standards and procedures set forth in Schedules 2.3 and 2.4 to this Agreement. All of these operational acceptance tests will be conducted at *** sole expense.

(b)       At any time during the term of this Agreement, *** may notify *** in writing of any area *** Market, ***, where *** desires *** a System or ***. Such notice will include a *** and whether *** Territory, *** Territory or *** Territory (the “*** Notice”). If *** such System in the designated territory and as otherwise described in the *** Notice, *** will notify

*** in writing *** receipt of the *** Notice. *** notice will include a *** and a proposed *** with respect to such *** territory (the “***”). *** receipt of *** Response, *** will notify *** whether the terms of *** Response are acceptable or unacceptable to *** in its sole discretion. If such terms are accepted by ***, the *** Schedule will be revised to include such additional build-out obligation in accordance with *** Response. If, however, *** notifies *** that it does not accept the proposal set forth in *** Response, the Parties will negotiate in good faith to agree upon *** territory and *** schedule; provided that if the Parties have not reached an agreement *** notifies *** that it does not intend to accept the proposal set forth in *** Response, *** will be deemed to have *** Response, and neither Party will have any obligation to the other with respect to the System in such territory or *** Response. If (i) *** Response is *** in accordance with the immediately preceding sentence, (ii) *** notifies *** that it does not desire to proceed with ***, or (iii) *** Response, either *** may proceed with such *** area, provided that *** Response both in terms of timing and coverage. *** with any *** will notify *** of the area ***, and *** Market will be automatically amended to ***.

(c)       At any time prior to the completion of construction of *** Systems in accordance with *** Schedule, *** may request that *** Schedule be amended to modify the terms of any phase of *** Schedule; provided that (i) no such modification materially alters the terms of such phase (including without limitation the Covered Square Miles or Covered Population in such phase; provided that, for the avoidance of doubt and without limiting the concept of “material modification”, the Parties agree that a change in the Covered Square Miles or Covered Population ***% *** will be considered a “material modification” for purposes of this Agreement), and (ii) *** submits a description of the proposed amendment *** for such phase. Such description will include *** (including the Covered Square Miles), *** Covered Population, and ***. *** will notify *** in writing *** whether it accepts such amendment (which acceptance will be granted *** sole discretion). If the amendment ***, *** Schedule will be so amended, and *** will proceed with the construction of *** Systems as so modified. If *** the proposed amendment, *** Schedule will remain unchanged, and *** will proceed with its construction of *** Systems as originally set forth in *** Schedule.

At any time during the term of this Agreement, *** may notify *** in writing of any area within the *** Market, but not included in the *** Schedule, where *** desires ***. Such notice will include detailed plans for the ***, including a description of the affected sites, and an indication of whether *** proposes that such territory be included in the *** Territory, the *** Territory or the *** Territory (including the Covered Square Miles of each), the Covered Population, and proposed dates of completion (the “*** Notice”). *** Notice, *** will notify *** in writing whether the proposed build as described in *** Notice (the “Additional ***”) is acceptable to *** in its sole discretion. If the Additional *** is acceptable to ***, the *** Schedule will be amended to include the Additional ***, and *** will proceed with the Additional ***. Thereafter, the additional sites covered by the Additional *** will be subject to the terms and conditions of this Agreement and the Strategic Roaming Agreement, and the System constructed in connection therewith will become part of *** Systems.

(d)       At any time during the term of this Agreement, *** may notify *** in writing of any Markets within the *** Territory or the *** Territory where ***, a System that would improve the overall coverage or System features in such Market(s) over what is then being provided by *** Systems in such Markets. Such notice will include *** System ***, and the *** (the “*** Notice”). If the Company desires to upgrade the relevant portion of the ***

Territory or *** Territory described in the *** Notice in accordance with the terms and conditions described in the *** Notice, *** in writing *** Notice. *** will include *** and *** (which will not differ in any material respect from *** described in *** Notice) with respect to such *** territory (the “*** Response”). If *** delivers *** Notice that complies with the terms of this Section 2.1(e), *** Schedule will be revised to include *** in *** Response. Thereafter, the additional Markets covered by *** Response will be subject to the terms and conditions of this Agreement and the Strategic Roaming Agreement applicable to the *** Territory or *** Territory, as applicable ***. If, however, *** response in compliance with this Section 2.1(e), the definition of *** Market will be automatically amended to remove the Markets in question, and neither Party will have any further obligation to the other with respect to the System in such Markets (including without limitation the roaming preference in those Markets). *** the right *** Markets in accordance with this Section 2.1(e).

(e)       At any time during the term of this Agreement, *** in writing of any Markets within *** Schedule, but not included in the *** Territory, where *** System so that the *** System in such Market(s) meets all the terms and conditions required to be met by a *** System. Such notice will include detailed plans for the proposed upgrade, including a description of the affected sites (including the Covered Square Miles), the Covered Population, and proposed dates of completion (the “*** Notice”). *** Notice, *** in writing whether *** Notice (***) is acceptable to *** in its sole discretion. If *** is acceptable ***, the *** Schedule will be amended to reflect that *** Market is included in the *** Territory, and *** will proceed with ***. Thereafter, the additional sites covered by *** will be subject to the terms and conditions of this Agreement and the Strategic Roaming Agreement applicable to *** Territory.

(f)        If, at any time during the term of this Agreement, *** System in a Market included in *** Territory so that *** System in that Market meets all the terms and conditions required to be met in *** Territory, *** in writing ***.

Section 2.2	Interoperability.
*** will meet the following standards for interoperability:

(a)       *** will at all times during the term of this Agreement cause the *** Systems located in *** Territory to be technologically compatible with the *** Systems (including with respect to facilitating roaming and handoffs between Systems). Without limiting the generality of the foregoing, *** will at all times during the term of this Agreement cause *** Systems in *** Territory to provide for *** Customers the same User Interface used in *** Systems, so that the User Interface of *** Systems for *** Customers will not differ, in a manner that would be adverse to those Customers, from the User Interface of *** Systems. *** will from time to time provide reasonable prior notice to *** of changes to the User Interface or other elements of all or any portion of *** Systems (***), and *** Systems in *** Territory within a commercially reasonable time period selected by *** in its reasonable discretion. For purposes of the immediately preceding sentence, the “commercially reasonable time period” selected *** will not obligate *** to implement such *** with respect to *** Systems in *** Territory prior to the date such *** is implemented *** with respect to the applicable portion of *** Systems. *** will order and be the customer of record for all circuits between *** Systems and *** Systems that are required to support *** Customers.

(b)       Subject to *** obligations in Section 2.4, *** will at all times during the term of this Agreement cause *** Systems located in the *** Territory to be technologically compatible with *** Systems (including with respect to facilitating roaming and handoffs between Systems), and to otherwise comply with the provisions of Section 2.2(a). To the extent (but only to the extent) implementation of *** requires *** to implement Updated Core Features that are not required in *** Territory under Section 2.4(a)(ii), *** will not be required to implement ***.

(c)	*** will have no obligations under this Section 2.2 with respect to *** Territory.
Section 2.3	Network Performance Standards.
*** will meet the following network performance standards:

(a)       *** will at all times during the term of this Agreement cause *** Systems located in *** Territory to comply with the network performance standards described in this Section 2.3 (including, without limitation, voice standards for comprehensive digital accessibility, comprehensive retainability, digital voice quality, and data standards for *** availability, successful data transfer ratio and throughput). The initial network performance standards for *** service provided by *** Systems in *** Territory are set forth on Schedule 2.3. Sprint may from time to time notify *** of new or modified network performance standards (“Updated Standards”) met or to be met by all or any portion of *** Systems, and *** will cause *** Systems located in *** Territory to comply with the Updated Standards within the later of (a) a commercially reasonable time period selected ***, provided that such period *** delivery of any such written notice, or (b) the implementation of such Updated Standards in all or any portion of *** Systems. Schedule 2.3 will automatically be amended and restated to include any such Updated Standards.

(b)       Subject to *** obligations in Section 2.4, *** will at all times during the term of this Agreement cause *** Systems located in *** Territory to comply with the network performance standards described in Schedule 2.3, and to implement any Updated Standards. To the extent (but only to the extent) implementation of an Updated Standard requires *** to implement Updated Core Features that are not required in *** Territory under Section 2.4(a)(ii), *** will not be required to implement the Updated Standard.

(c)       *** will have no obligations under this Section 2.3 with respect to the *** Territory.

Section 2.4	Core Features and Services.
(a)	*** will provide the following core features and services:

(i)        *** will at all times during the term of this Agreement cause *** Systems in *** Territory to provide the core features and services as described in this Section 2.4. The initial core features and services for *** Systems in *** Territory are set forth on Schedule 2.4. *** may from time to time notify *** of new or modified core features or services (“Updated Core Features”) to be provided to *** Customers in all or any portion of *** Systems, and *** will cause the Updated Core Features to be provided to *** Systems in *** Territory.

(ii)       *** will at all times during the term of this Agreement cause *** Systems located in *** Territory to provide the core features and services described in Schedule 2.4, and to implement any Updated Core Features and Services, but only the extent that such Updated Core Features and Services do not require *** to implement technology beyond the *** Technology. To the extent Updated Core Features and Services require *** technology evolved up to but not beyond *** Technology, *** will implement the Updated Core Features and

Services in *** Territory in accordance with Section 2.4(a)(i). To the extent implementation of Updated Core Features and Services requires technology more advanced than *** Technology, *** will not be obligated to implement such Updated Core Features and Services in *** Territory beyond implementing *** Technology.

(iii)      *** will have no obligations under this Section 2.4(a) with respect to *** Territory.

(b)       Subject to Sections 2.4(a)(ii) and (iii), Updated Core Features will be provided by *** within a commercially reasonable time period selected *** in its reasonable discretion. For purposes of the immediately preceding sentence, the “commercially reasonable time period” selected *** will not obligate *** to implement such Updated Core Features with respect to *** Systems prior to the date such Updated Core Features are implemented *** (as set forth *** notice of such Updated Core Features). Schedule 2.4 will automatically be amended and restated to include any such new or modified core features and services; provided that certain new or modified core features and services will only be available for use *** Customers.

(c)       *** acknowledges that ***, in its sole discretion, may cause *** Systems to provide such other features and services *** Customers as *** may determine from time to time, and that *** has sole and exclusive control over the rates *** charge for all features and services. Notwithstanding the foregoing, if *** provides a feature or service *** Customers that differs from the features or services being provided *** Customers, *** will be responsible for remedying, at its sole cost and expense, any interference or other network performance issues affecting any *** Customers that may arise with respect to, or as a result of, the feature or service being provided *** Customers.

Section 2.5	*** Covenant Not To Overbuild.

(a)       Subject to Sections 4.3.3(3) and 5.1 of the Strategic Roaming Agreement and Sections 2.1 and 2.7 of this Agreement, *** to, install or operate a *** System in *** Territory (an “Overbuild Network”) during the term of this Agreement. Nothing in this Agreement or the other Transaction Documents will preclude *** from (i) acquiring, being acquired by, merging with or otherwise combining with a business or entity that is already operating, or in the future may operate, an Overbuild Network, and (ii) continuing to operate such Overbuild Network thereafter; provided that, after the consummation of any such acquisition, merger or other combination, *** will cause the After Acquired System not to expand its *** network in *** Territory except to the extent of existing operations and any Prior Committed Construction (as hereinafter defined). For purposes of this Agreement, “Prior Committed Construction” means construction activities related to expansion of an After Acquired System’s *** network in the relevant Markets for which permits allowing initial construction to begin have been issued as of the closing date of the acquisition, merger or other combination of or with the After Acquired System.

(b)       For the avoidance of doubt, the first sentence of Section 2.5(a) does not apply to any entity that acquires Control of ***.

(c)       The parties acknowledge that any transaction involving an acquisition, merger or other combination to which *** is a party will not constitute a breach of any of the Transaction Documents and, notwithstanding Section 7.7 of this Agreement, under no circumstance will ***

be entitled to any relief at or in equity in connection with any such acquisition, merger or other combination, including, without limitation, any injunction to prevent any of these transactions.

(d)       Notwithstanding the provisions of this Section 2.5, if the Spectrum Lease terminates for any reason, or if *** is materially breaching its obligations under the Spectrum Lease, *** will be permitted to build a *** System in *** Territory to the extent necessary to maintain any of the Licenses (as such term is defined in the Spectrum Lease).

(e)       For purposes of this Section 2.5, “Controlled Affiliates” of a person will mean entities that are Controlled by or under common Control with such person.

Section 2.6	Development and Maintenance Costs.

*** is solely responsible for development and maintenance costs for *** Systems and any necessary labor or material required for *** to comply with its obligations under this Agreement, including without limitation the obligation to provide near real time billing data in standardized formats and other records compatible with nationally standardized platforms in accordance with the requirements set forth in Schedule 2.3, as the same may be amended from time to time ***.

Section 2.7	Failure to Meet Obligations.

(a)       Without limiting the rights of *** under this Agreement, and notwithstanding any provision to the contrary contained herein or in any of the Transaction Documents, if *** fails to satisfy, and *** delivers notice to *** (a “Default Notice”) of its failure to satisfy, any of its obligations under Sections 2.1, 2.2 or 2.4 with respect to all or any portion of *** Market (a “Systems Breach”) (provided, however, that a Systems Breach will not be declared by Sprint as to Section 2.1 based on noncompliance by *** with *** Schedule unless such noncompliance results in a failure by *** to achieve ***% of the target Covered Population set forth in *** Schedule for any annual build phase period), then, *** of a Default Notice, *** a reasonably detailed plan, including a schedule for completion of such plan (the “Proposed Plan”) to cure such Systems Breach. *** of the Proposed Plan, *** whether the terms of the Proposed Plan are accepted *** in its sole discretion. *** the Proposed Plan, the parties will negotiate in good faith to agree upon a plan and schedule (the “Revised Plan”) to cure the Systems Breach; provided that if the parties have not reached an agreement *** that it does not accept the Proposed Plan, *** of the Proposed Plan (a “Proposed Plan Rejection”). *** Proposed Plan or a Revised Plan, *** Proposed Plan or Revised Plan, as applicable, in accordance with its terms.

(b)       If (i) *** Proposed Plan Rejection in accordance with this Section 2.7, (ii) *** the Proposed Plan or a Revised Plan and *** to meet its obligations under such Proposed Plan or Revised Plan, as applicable, or (iii) *** (each of the foregoing, a “Continued Systems Breach”), *** may unilaterally amend the Strategic Roaming Agreement to change the definition of *** Market to exclude either (x) all or any portion of the boroughs or partial boroughs within *** Market where such Continued Systems Breach has occurred, (y) all or any portion of *** Region in which the Continued Systems Breach has occurred.

(c)       *** Market and exclude all or any portion of the *** Market in accordance with Section 2.7(b), (i) *** will so notify ***, and thereafter will create and deliver to *** a revised Strategic Roaming Agreement (including a revised definition of *** Market); and (ii) *** System in all or any portion of the area that has been excluded from the definition of *** Market pursuant to such amendment; provided that the failure to deliver a revised Strategic Roaming Agreement, or the failure to install a *** System in all or any portion of such area will not affect the effectiveness of the above-described amendment of *** Market and the Strategic Roaming Agreement.

ARTICLE III

OTHER AGREEMENTS

Section 3.1	*** Data Roaming.

(a)       *** will establish, in accordance with the timelines set forth in Schedule 2.1, *** data roaming capabilities in *** Systems located in *** Territory compatible with *** Systems and compliant with the network performance standards set forth in Schedule 2.3 and as amended from time-to-time ***; provided, that *** will direct back ***, in accordance with a mutually acceptable protocol, all *** data traffic generated *** subscribers roaming in *** Territory.

(b)       *** will establish, in accordance with the timelines set forth in Schedule 2.1, *** data roaming capabilities in *** Systems located in *** Territory compatible with *** Systems and compliant with the network performance standards set forth in Schedule 2.3 and as amended from time-to-time ***; provided that, (i) nothing in this Section 3.1(b) will obligate *** to implement technology evolved beyond *** Technology in *** Territory and (ii) *** will direct back ***, in accordance with a mutually acceptable protocol, all *** data traffic generated *** subscribers roaming in *** Territory.

(c)       *** will have no obligation regarding compatibility with *** Territory; provided, that *** will direct back ***, in accordance with a mutually acceptable protocol, *** data traffic generated *** subscribers roaming in *** Territory.

Section 3.2	Funding.

*** is solely responsible for financing all costs and expenses relating to the performance of its obligations under this Agreement. *** to provide any financing or to assist *** in obtaining any financing. *** represents that it has, or has access to, funds sufficient to perform its obligations under this Agreement, including the construction and operation of *** Systems.

Section 3.3	Confidentiality.

(a)       General. Each Party acknowledges (for itself and its Affiliates) that while performing its obligations under this Agreement it may have access to Confidential Information of the other Party and its Affiliates. Each Party’s Affiliates will be treated as either a “receiving Party” or a “disclosing Party”, as applicable, under the terms of this Section 3.3, and each Party will cause its Affiliates to comply with the provisions of this Section 3.3.

(b)	Use of Confidential Information.

(i)        The receiving Party may use the Confidential Information only to perform its obligations under this Agreement and the other Transaction Documents. The receiving Party must use the same care to avoid unauthorized use, including disclosure, loss or alteration, of the disclosing Party’s Confidential Information, as it provides to protect its own similar confidential information, but in no event will the receiving Party fail to use reasonable care under the circumstances to avoid unauthorized use, including disclosure, loss or alteration, of the disclosing Party’s Confidential Information.

(ii)       ***, as well as its agents, contractors and legal representatives. *** if they have a need to know and obligation to protect the Confidential Information that is at least as restrictive as this Agreement.

(iii)      Upon written request, or upon the termination of this Agreement in accordance with its terms, the receiving Party will return or destroy, at its option, all Confidential Information of the disclosing Party. At the reasonable request of the disclosing Party, the receiving Party will furnish an officer’s certificate certifying that any Confidential Information of the disclosing Party’s Confidential Information not returned has been destroyed.

(c)	Exceptions. Confidential Information does not include information that is:

(i)        rightfully known to the receiving Party before negotiations leading up to this Agreement;

(ii)       independently developed by the receiving Party without any reliance on the disclosing Party’s Confidential Information;

(iii)      part of the public domain or is lawfully obtained by the receiving Party from a third party not under an obligation of confidentiality;

(iv)      required to be disclosed by law or legal process, so long as the receiving Party uses reasonable efforts to cooperate with the disclosing Party in limiting disclosure;

(v)	the disclosing Party agrees is free of confidentiality restrictions; or
(vi)	is governed by different non-disclosure provisions than this Agreement.

(d)       Third Party Confidential Information. Neither Party will disclose to the other any Confidential Information of a third party without the consent of such third party.

(e)	Information Security.

(i)        To protect both Parties Confidential Information from unauthorized use, including disclosure, loss or alteration, each Party will: (A) meet the Security Standards attached hereto as Schedule 3.3 and (B) inventory and test Security Standards before accepting the other Party’s Confidential Information.

(ii)       Upon a Party’s reasonable request, the other Party will provide information to the requesting Party to enable it to determine compliance with Section 3.3(e)(i) above.

(iii)      Each Party will promptly inform the other Party of any known or suspected compromises of the other Party’s Confidential Information as a result of the first Party’s failure to comply with the Security Standards.

(iv)      On a periodic basis, but in no event more than twice in ***, either Party may, ***, perform a vulnerability assessment to determine the other Party’s compliance with the Security Standards. If the requesting Party has a reasonable basis to believe that the Party on whom the testing is being done has breached or is likely to breach the Security Standards, the requesting Party may, ***, perform a vulnerability assessment, which assessment will be in addition to any assessment in the ordinary course.

(v)       At either Party’s reasonable request, the other Party will promptly cooperate with the requesting Party to develop a plan to protect *** Confidential Information from failures or attacks on the Security Standards, which plan will include prioritization of recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities.

(vi)      If either party fails to meet the obligations in this Section 3.3(e), the other Party will provide written notice of such failure. The receiving Party *** to correct the cause for such failure. If the receiving Party fails to remedy its failure ***, the other Party will have the right to terminate this Agreement as provided in Section 4.2(d).

(f)        Injunctive Relief. Each Party agrees that the wrongful disclosure of Confidential Information may cause irreparable injury that is inadequately compensable in monetary damages. Accordingly, either Party may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section 3.3 in addition to any other remedies in law or equity.

Section 3.4	Compliance with Law.

The Company is solely responsible for complying with all applicable FCC Rules and all other applicable laws, rules and regulations in performing its obligations under this Agreement and the other Transaction Documents. The Company will promptly notify Sprint of any facts or circumstances involving the Company’s spectrum or network assets in the Company SRA Market that constitute a violation of the FCC Rules of which either (a) the Company intends to advise the FCC or (b) the FCC has notified or sent an inquiry to the Company. The Company will consult with Sprint in resolving any such violation.

Section 3.5     *** Service. If *** enters into an agreement *** Service for purposes of providing *** Agreement”), then, *** will enter into a services agreement on commercially reasonable terms *** (the “*** Agreement”), whereby *** will provide support services reasonably requested *** to satisfy *** under the *** Agreement in *** Market.

Section 3.6	Further Assurances.

Each Party will execute and deliver such further documents and take such further actions as the other Party may reasonably request consistent with the provisions hereof in order to give effect to the intent and purposes of this Agreement.

ARTICLE IV

TERM AND TERMINATION

Section 4.1	Term.
The initial term of this Agreement will be ***, and *** for the ***.

Section 4.2	Termination.
This Agreement may be terminated:

(a)       By either Party upon a material breach of any provision of this Agreement (other than Sections 2.1, 2.2 or 2.4) by the other Party that *** the other Party of such breach (except that no cure period will be provided for a breach that by its nature cannot be cured);

(b)       By either Party upon the termination of the Strategic Roaming Agreement (provided that the Party electing to terminate is not in material breach of any of the Transaction Documents) by delivery of written notice to the other Party;

(c)	By *** upon a Continued Systems Breach by ***; or
(d)	By *** if *** materially breaches the *** Agreement.
Section 4.3	Effect of Termination.

(a)       If this Agreement is terminated *** pursuant to 4.2(c), *** will promptly pay *** an amount equal to $***, and the receipt *** of such amount will ***, with respect to *** breach of Section 2.1; provided, however, that such payment will be made only if the default causing the Continued Systems Breach by *** involves a failure by ***% of ***.

(b)       Termination of this Agreement for any reason will not relieve any Party of any liability that at the time of termination has already accrued to such Party or that thereafter may accrue in respect of any act or omission prior to such termination or the survival of any right, duty or obligation of any Party that is expressly stated elsewhere in this Agreement to survive termination hereof. The provisions of Section *** of this Agreement for any reason, but, for purposes of clarification, *** this Agreement (or, in the case of the elimination of a particular region from the definition of *** Market ***, with respect to such region). The termination of this Agreement will not prejudice or preclude either Party from exercising any and all available remedies at law or equity for breach, including seeking specific performance pursuant to Section 7.7.

ARTICLE V

INDEMNIFICATION

Section 5.1	Indemnification by the Company.

The Company will indemnify and defend Sprint, its Affiliates, the Sprint Network Affiliates, and their respective successors and assigns, and the partners, shareholders, directors, officers, employees and agents of any and all of the foregoing (the “Sprint Indemnified Persons”), from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, damages, fines, taxes, penalties, and reasonable costs and expenses (whether such losses, costs and expenses relate to claims asserted by Persons indemnified under this Agreement or third parties), including without limitation, interest, reasonable expenses of investigation, and reasonable fees and disbursements of counsel, accountants and other experts (collectively, “Losses”), incurred or suffered by any Sprint Indemnified Person arising out of, in connection with, or relating to (a) any breach of or failure to comply with any provision of this Agreement by the Company (including without limitation any failure by the Company to satisfy its obligations under the *** Agreement), or (b) the ownership or operation of the Company Systems, including claims asserted by third parties that any products, software or services furnished by the Company hereunder infringes any United States patent, copyright, trade secret, or other intellectual property right; provided, however, that the Company will have no duty to indemnify a Sprint Indemnified Person to the extent that losses arise from the Sprint Indemnified Person’s fraud, gross negligence or intentional misconduct.

Section 5.2	Indemnification by Sprint.

Sprint will indemnify and hold harmless the Company, its Affiliates, and their respective successors, assigns, shareholders, directors, officers, employees and agents (the “Company Indemnified Persons”), from and against any and all Losses incurred or suffered by any Company Indemnified Person arising out of, in connection with, or relating to (a) any breach of or failure to comply with any provision of this Agreement by Sprint, or (b) the ownership or operation of the Sprint Systems, including claims asserted by third parties that any products, software or services furnished by Sprint hereunder infringes any United States patent, copyright, trade secret, or other intellectual property right; provided, however, that Sprint will have no duty to indemnify a Company Indemnified Person to the extent that losses arise from the Company Indemnified Person’s fraud, gross negligence or intentional misconduct.

Section 5.3	Procedures.

In the case of any claim, action or proceeding with respect to which the Company or Sprint (as the case may be, the “Indemnifying Party”) is obligated hereunder to indemnify any Sprint Indemnified Person or Company Indemnified Person (as the case may be, the “Indemnified Party”), the Indemnified Party will give prompt written notice thereof to the Indemnifying Party, which may assume the defense thereof by employment of counsel reasonably satisfactory to the Indemnified Party, no later than ten days after the date of such notice; provided that in no event will any delay or failure to notify the Indemnifying Party relieve the Indemnifying Party of its obligations under this Article 5, except to the extent such delay has a material adverse impact on the Indemnifying Party’s ability to defend against such Losses. If the Indemnifying Party does not so assume the defense, the Indemnified Party may do so, with all costs and expenses thereof being borne by the Indemnifying Party, and if the Indemnifying Party does assume the defense, the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of such claim, action or proceeding. The Indemnifying Party may, without the Indemnified Party’s consent, settle or compromise any claim, action or proceeding or consent to the entry of any judgment if such settlement, compromise or judgment involves only the payment of money by the Indemnifying Party (which payment is made or adequately provided for at the time of such settlement, compromise or judgment), or provides for unconditional release by the claimant or plaintiff of the Indemnified Party (and all of its Affiliates and Group Members, and in the case of Sprint, all Sprint Network Affiliates) from all liability with respect to such claim, action or proceeding and does not impose injunctive relief or operating restrictions against any of them. If such settlement, compromise or judgment would impose injunctive relief or operating restrictions on any Indemnified Party, such settlement, compromise or consent to judgment will be made only with the Indemnified Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed. The Indemnified Party will provide reasonable assistance to the Indemnifying Party in the defense of the claim, action or proceeding.

ARTICLE VI

DISPUTE RESOLUTION

Section 6.1	Dispute Resolution Procedures.

In the event of any controversy or claim of any nature arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on contract, tort, statute,

fraud, misrepresentation or any other legal or equitable theory, or any subject matter governed by this Agreement (a “Dispute”) the Parties agree to comply with the dispute resolution procedure set forth in this Article.

Section 6.2	Continued Performance.

Each Party will continue performance during the pendency of any Dispute, until the effective date of any termination of this Agreement under Article 4.

Section 6.3	Notification and Response.

If a Party has a Dispute, that Party will provide written notification to the other Party in accordance with Section 7.6, in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The Party against whom the claim is made will respond in writing to the claim within 15 days from the date of receipt of the claim document.

Section 6.4	Escalation Procedure.

(a)       At the written request of one of the Parties, each Party will identify a knowledgeable, responsible representative with settlement authority to meet and negotiate in good faith to resolve the Dispute. The business representatives will meet (either by phone or in person) and attempt to resolve the Dispute *** request.

(b)       If the business representatives cannot resolve the Dispute ***, then the Dispute will be resolved pursuant to the remainder of this Article 6.

Section 6.5	Waiver of Jury Trial.

Each Party waives its right to a jury trial in any court action arising among the Parties, whether under this Agreement or otherwise related to this Agreement, and whether made by claim, counterclaim, third party claim or otherwise.

Section 6.6	Arbitration.

If for any reason the jury waiver is held to be unenforceable, the Parties agree to binding arbitration under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. § 1, et seq. Any arbitration will be subject to the Choice of Law provision set forth in Section 6.7. Discovery in the arbitration will be governed by the Federal Rules of Civil Procedure. The determination of the arbitrator will be final, binding and conclusive upon the Parties and enforceable in a court of competent jurisdiction. The agreement of each Party to waive its right to a jury trial will be binding on its successors and assignees.

Section 6.7	Choice of Law.

This Agreement will be construed in accordance with the substantive laws of the State of Kansas, but not its rules relating to conflicts of laws.

Section 6.8	Attorney’s Fees.

The prevailing Party in any Dispute will be entitled to reasonable attorney’s fees and costs, including reasonable expert fees and costs. This provision will not apply if the prevailing Party rejected a written settlement offer that exceeds the prevailing Party’s recovery.

ARTICLE VII

MISCELLANEOUS

Section 7.1	Entire Agreement.

This Agreement and the other Transaction Documents, together with any schedules and exhibits hereto and thereto, contain the entire agreement and understanding of the Parties relating to the subject matter hereof and supersede all prior negotiations, proposals, offers, agreements and understandings (written or oral) relating to such subject matter.

Section 7.2	Amendment; Waiver.

Except as otherwise provided in Sections 2.1(b) and 2.7, neither this Agreement nor any provision hereof may be amended or modified except in a writing signed by both Parties. No failure or delay of any Party in exercising any power or right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power. No waiver by any Party of any departure by the other Party from any provision of this Agreement will be effective unless the same will be in a writing signed by the Party against which enforcement of such waiver or consent is sought, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given.

Section 7.3	Successors; Agreement Not Assignable.

This Agreement will inure to the benefit of the Parties and their respective successors, but will not be assignable under any circumstances without the prior written consent of the other Party, such consent not to be unreasonably withheld, except that Sprint may assign its rights and obligations under this Agreement to any other Affiliate of Sprint at its sole discretion upon written notice to the Company. This Agreement will be binding upon and inure to the benefit of any successor to any or all portions of the Systems owned by Sprint or the Company or their Controlled Affiliates.

Section 7.4	No Third Party Beneficiaries.

This Agreement is entered into solely for the benefit of the Parties and no person other than the Parties, their respective successors, and (to the extent provided in Article 5) the persons entitled to indemnification pursuant to Article 5, may exercise any right or enforce any obligation hereunder.

Section 7.5	Independent Contractors.

The Parties are independent contractors, and this Agreement does not create a partnership or agency relationship between the Parties, or any other relationship between the Parties except as expressly set forth herein. No Party will have any right or authority to assume, create or incur any liability or obligation, express or implied, in the name or on behalf of the other Party.

Section 7.6	Notices.

All notices or other communications hereunder will be in writing and will be deemed to have been duly given or made (a) upon delivery if delivered personally (by courier service or otherwise) or (b) upon confirmation of dispatch if sent by facsimile transmission (which confirmation will be sufficient if shown on the journal produced by the facsimile machine used for such transmission), in each case to the addresses set forth below (or such other address as the recipient may specify pursuant to this Section):

If to Sprint:

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Attention: Vice President – Business Development and Strategy

Facsimile: (913) 762-7207

with a copy (which alone will not constitute notice) to:

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, Virginia  20191

Attention:  General Counsel

Facsimile:  (703) 433-4846

And to:

King & Spalding, LLP

1180 Peachtree Street

Atlanta, Georgia 30309-3521

Attention:  Michael J. Egan and Susan J. Kolodkin

Facsimile:  (404) 572-5100

If to the Company:

Alaska DigiTel, LLC

5350 Poplar Avenue

Suite 875

Memphis, TN 38119

Attention: Stephen Roberts

Facsimile: (901) 763-3369

with a copy (which alone will not constitute notice) to:

Lukas, Nace, Gutierrez & Sachs, Chartered

1650 Tysons Blvd, Suite 1500

McLean, VA 22102

Attn: Thomas Gutierrez

Facsimile:  (703) 584-8696

If to the Company Guarantor:

General Communication, Inc.

2550 Denali Street, Suite 1000

Anchorage, AK 99503

Attention: Corporate Counsel

Facsimile: (907) 868- 5676

with a copy (which alone will not constitute notice) to:

Paul Hastings Janofsky & Walker LLP

1299 Pennsylvania Ave, NW

10th Floor

Washington, DC 20004

Attn: Carl Northrop

Facsimile: (202) 508-8570

Section 7.7	***.

The Parties acknowledge *** this Agreement and that either Party may, in its sole discretion, in an arbitration or a court of competent jurisdiction, to the extent permitted hereunder, ***, each Party waives any objection ***.

Section 7.8	Remedies Cumulative.

All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy thereof by a Party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 7.9	Limitation of Liability.

Neither Party will be liable to the other Party (or their respective Indemnified Persons) for consequential (including without limitation loss of profits or savings), incidental, special, exemplary, punitive, or any other indirect damages, even if informed of the possibility that they may be incurred; provided, however, that this Section 7.9 will not restrict the rights of any Sprint Indemnified Party or any Company Indemnified Party, as the case may be, to recover any such damages it has been required to pay to third parties.

Section 7.10	Severability.

If any provision of this Agreement will be held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and will be enforced to the greatest extent permitted by applicable law, so long as the economic and legal substance of this Agreement is not affected in any manner adverse to any Party.

Section 7.11	Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be an original, but all of which together will constitute one instrument.

Section 7.12	Construction.

Each of the Parties hereto acknowledges that it has reviewed this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be used in the interpretation of this Agreement or any amendments hereto. The captions used herein are for convenience of reference only and will not affect the interpretation or construction hereof. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. Unless otherwise specified, (a) the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, (b) references herein to Articles or Sections refer to Articles or Sections of this Agreement and (c) the word “including” means “including without limitation” unless the context requires otherwise.

Section 7.13	Force Majure.

Neither Party will be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay is caused by reason of acts of God, wars, revolution, terrorism, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, epidemics, pandemics, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the Party affected (“Condition”). If any such Condition occurs, (a) the Party affected, upon giving prompt notice to the other Party, will be excused from such performance on a day-to-day basis during the continuance of such Condition (and the other Party will likewise be excused from performance of its obligations on a day-to-day basis during the same period); provided, however, that the Party so affected will use commercially reasonable efforts to avoid or remove such Condition and both Parties will proceed as soon as is reasonably practicable with the performance of their obligations under this Agreement whenever such causes are removed or cease (subject to the other Party’s rights under clause (b) of this Section 7.13; and (b) the other Party will have the right, during the continuance of such Condition, and for a reasonable period of time following receipt of notice of the termination of such Condition, to secure alternative means (whether through an alternative provider or otherwise) to satisfy the obligations of the affected Party that are not being satisfied as a result of the Condition.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

WIRELESSCO, L.P.

By	/s/ Kathryn A. Walker
Name: Kathryn A. Walker
Title: Chief Network Officer

ALASKA DIGITEL, LLC

By	/s/ Stephen M. Roberts
Name: Stephen M. Roberts
Title: President

GENERAL COMMUNICATION, INC.

By	/s/ William C. Behnke
Name: William C. Behnke
Title: Senior Vice President

SCHEDULES

Schedule 1.2	Breakdown of *** Territory)
Schedule 2.1(a)	Construction Plan for the Company Systems
Schedule 2.1(b)	*** for the Company Systems
Schedule 2.3	Initial *** Network Performance Standards
Schedule 2.4	Initial *** Core Features and Services
Schedule 3.3	Sprint Security Standards

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Schedule 1.2 – Breakdown of Company SRA Market

[This schedule includes a map of portions of Alaska showing locations of selected communities, is not considered by the Company as material to investment decisions by investors or prospective investors in the Company, and therefore is not included in this filing with the Securities Exchange Commission.]

AKD – Company SRA Market Boundary Info

REGION	STATE	Reference Point	DLAT	DLON	Radius
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***
***	AK	***	***	***	***

Schedule 2.1 (a) Construction Plan for AKD Systems

Schedule 2.1(a)

	Q3 ***	Q4 ***	Q1 ***	Q2 ***	Q3 ***	Q4 ***	Q1 ***	Q2 ***	Q3 ***	Q4 ***
*** Territory	***	***	***	***	***	***	***	***	***	***
*** Territory	***	***	***	***	***	***	***	***	***	***
*** Territory and Other ***	***	***	***	***	***	***	***	***	***	***
Total ***	***	***	***	***	***	***	***	***	***	***

	Q1 ***	Q2 ***	Q3 ***	Q4 ***	Q1 ***	Q2 ***	Q3 ***	Q4 ***	Q1 ***	Q2 ***	Q3 ***
*** Territory	***	***	***	***	***	***	***	***	***	***	***
*** Territory	***	***	***	***	***	***	***	***	***	***	***
*** Territory and Other ***	***	***	***	***	***	***	***	***	***	***	***
Total ***	***	***	***	***	***	***	***	***	***	***	***

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Schedule 2.1(b) Coverage Map for AKD Systems

[This schedule consists of a map of Alaska showing extent of coverage by AKD Systems, is not considered by the Company as material to investment decisions by investors or prospective investors with the Company, and therefore is not included in this filing with the Securities Exchange Commission.]

Schedule 2.3 *** Network Performance Standards

[This schedule is considered proprietary and confidential by Sprint, is not considered by the Company as material to investment decisions by investors or prospective investors in the Company, and therefore is not included in this filing with the Securities and Exchange Commission.]

Schedule 2.4 *** Core Features and Services

[This schedule is considered proprietary and confidential by Sprint, is not considered by the Company as material to investment decisions by investors or prospective investors in the Company, and therefore is not included in this filing with the Securities and Exchange Commission.]

Schedule 2.6 SRA Billing Requirements

[This schedule is considered proprietary and confidential by Sprint, is not considered by the Company as material to investment decisions by investors or prospective investors in the Company, and therefore is not included in this filing with the Securities and Exchange Commission.]

Schedule 3.3 Security Standards

[This schedule is considered proprietary and confidential by Sprint, is not considered by the Company as material to investment decisions by investors or prospective investors in the Company, and therefore is not included in this filing with the Securities and Exchange Commission.]

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